Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street * Charleston, S.C. 29401
843-529-5933 * FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President/Investor Relations
and Corporate Secretary
(843) 529-5931

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
FOURTH QUARTER EARNINGS CONFERENCE CALL

Charleston, South Carolina (October 5, 2007) -- First Financial Holdings, Inc. (NASDAQ GSM: FFCH) announced today that the company will host a conference call for institutional investors and bank analysts on Tuesday, October 23, 2007 at 2:00 p.m. Eastern Daylight Time to discuss its financial results. The conference call will coincide with the news release announcing fiscal fourth quarter earnings which will be distributed prior to the market open on Tuesday, October 23, 2007.

A live webcast of the presentation will be available at www.firstfinancialholdings.com.

First Financial is the thrift holding company of First Federal Savings and Loan Association of Charleston. The Association operates a total of 55 offices located in the Charleston Metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina. The Company also provides insurance, brokerage and trust services through First Southeast Insurance Services, The Kimbrell Insurance Group, First Southeast Investor Services and First Southeast Fiduciary and Trust Services.